Exhibit 23(h)(10)
Nationwide Fund Advisors
1200 River Road, Suite 1000
Conshohocken, Pennsylvania 19428
                    , 2008
Nationwide Variable Insurance Trust
1200 River Road, Suite 100
Conshohocken, Pennsylvania 19428
     Re: Fee Waiver
Ladies and Gentlemen:
     By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Nationwide Fund Advisors (the “Adviser”) agrees that, with respect to the NVIT Multi-Manager Small Cap Value Fund (the “Fund”), which is series of Nationwide Variable Insurance Trust, the Adviser shall waive a portion of its management fee in an amount equal to 0.03%, as a percentage of each Fund’s average daily net assets, on a temporary basis, from the date of this Agreement until performance of the Fund improves. The Adviser acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Nationwide Fund Advisors
By:	/s/
Name:
Title:

Your signature below acknowledges
acceptance of this Agreement:

Nationwide Variable Insurance Trust
By:	/s/
Name:
Title:
	Date:	, 2008